SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to Rule 14a-12

Xerox Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The letter attached as Exhibit 1 hereto may be provided to stockholders of Xerox Corporation.

Extended Leadership Team,

As a Xerox leader, I want to make sure you are informed of a recent development that may increase attention on the company.

One of our shareholders, Carl Icahn, intends to nominate four individuals to stand for election to our Board of Directors at our 2018 Annual Meeting of Shareholders. Our Board will review the candidates and make a recommendation when we file our proxy materials for the Annual Meeting, which has not yet been scheduled. (For reference, last year’s Annual Meeting was in May.)

The most important thing for you to know is that it is business as usual for us. This news has no impact on our operations, our team, our strategy or our priorities. It’s mid-December and I need all of you to remain focused on delivering the products and services that our customers expect and meeting your financial plans for the quarter.

We are on track as a company and today reaffirmed our guidance for this fiscal year. During the first three quarters, we have delivered on our commitments to shareholders and they have recognized our strong progress: Xerox’s share price has increased almost 30% year-to-date, well in excess of the S&P 500. Additionally, we have momentum on our side, driven by the excitement from the industry after hearing about, and seeing our new products. Let’s keep it up!

As always, it is important for us to speak with one voice and in this case, it is legally required that you only use messaging and materials provided by the Communications team. We have issued a press release about today’s news that you may use to respond to customer questions. Please remember to direct any external inquiries to the appropriate individual who will respond on the company’s behalf.

•	Investor or Wall Street inquiries to Xerox Investor Relations: Jennifer Horsley, 203-849-2656, jennifer.horsley@xerox.com

•	Press and media inquiries to Xerox Public Relations: Carl Langsenkamp, 585-423-5782, carl.langsenkamp@xerox.com

•	Customer concerns to Xerox Communications: Renee Heiser, 585-264-2600, renee.heiser@xerox.com

You may be asked about this news by your teams – and it is the responsibility of you, the leaders of the organization, to keep everyone focused on serving our customers and delivering on our commitments. As you talk to your people, make sure you do not embellish or speculate. Share the press release and if asked, let your teams know the following:

•	It is business as usual at Xerox. This news has no impact on our operations, our team, our strategy or our priorities.

•	We can’t speculate on what may happen. This is a matter that is handled in the normal course of business, in conjunction with our Board of Directors.

•	We’re making progress on our strategy and Strategic Transformation. The press release we issued reaffirmed our financial guidance – underscoring this progress.

•	We will keep you informed of any important developments.

Let’s stay focused and continue to push through the final stretch and make it a win for the year.

Thank you for your continued leadership.

Sincerely,

Jeff

Forward-Looking Statements

This release and other written or oral statements made from time to time by Xerox Corporation may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, September 30, 2017 and our 2016 Annual Report on Form 10-K, as well as our Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information

Xerox Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at Xerox’s 2018 Annual Meeting. Xerox intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. XEROX SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Xerox’s directors and executive officers in Xerox stock and other securities is included in SEC filings on Forms 3, 4, and 5, which can be found through Xerox’s website (www.xerox.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in Xerox’s other SEC filings, including Xerox’s Annual Report on Form 10-K and Xerox’s Quarterly Reports on Form 10-Q. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Xerox’s 2018 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Xerox with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on Xerox’s website at www.xerox.com.